UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

000-31763	58-2466623
(Commission File Number)	(IRS Employer Identification No.)

11050 Regal Forest Drive	30024
Suwanee, Georgia	(Zip Code)
(principal executive offices)

(770) 476-7903
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 20, 2007, Chisholm, Bierwolf & Nilson, LLC (the “Chisholm, Bierwolf”) resigned as independent auditor of Planetlink Communications, Inc. (the “Registrant”).

Regulation S-B Item 304(a)(1)(iv) is not applicable to this Report.

Chisholm, Bierwolf’s report on the Registrant’s financial statements for the past two years contained an adverse opinion with respect to the Registrant’s ability to continue as a going concern.

There were no disagreements between the Registrant and Chisholm, Bierwolf on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  However, the Registrant mistakenly filed its Form 10-QSB for the fiscal quarter ended September 30, 2007 without the consent of the principal accountant.  As a result, Chisholm, Bierwolf notified the Registrant that it has resigned as independent auditor of the Registrant.

The board of directors of the Registrant discussed the desire to resign with Chisholm, Bierwolf and reluctantly accept such resignation.

On November 26, 2007, the Registrant engaged Jewett, Schwartz & Associates (“Jewett, Schwartz”) as the Registrant’s successor independent auditor.  The Registrant has not consulted Jewett, Schwartz regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements.  Consequently, no written or oral advice was provided by Jewett, Schwartz that was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue.

The Registrant has requested that Jewett, Schwartz review the disclosure required by this Item before this Report is filed with the Commission.  The Registrant has provided Jewett, Schwartz the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views, or the respects in which it does not agree with the statements made in response to this Item.  No such letter has been provided by Jewett, Schwartz.

The Registrant has authorized Chisholm, Bierwolf, as the former accountant, to respond fully to the inquiries of Jewett, Schwartz, the successor accountant, concerning any subject.

The Registrant has provided Chisholm, Bierwolf with a copy of the disclosures it is making in response to this Item.  The Registrant has requested Chisholm, Bierwolf to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.  The Registrant has filed the letter furnished by Chisholm, Bierwolf as an exhibit to this Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On November 26, 2007, M. Dewey Bain resigned from the position of chief financial officer of the Registrant, and was replaced by Robert Lau.  Mr. Bain remains as the sole director of the Registrant.  Mr. Lau’s compensation has not yet been determined.  When it is, appropriate disclosure will be made.

Mr. Lau is not related to any other officer or director of the Registrant.

Mr. Lau, age 70, has been an active member of the investment industry for over 44 years.  He has been engaged in a broad range of securities activities, including retail and institutional brokerage, investment management, investment banking and securities research.  Mr. Lau became a Certified Financial Planner (CFP) in 1974, and later served on the Board of Regents and Faculty of the College for Financial Planning.  For the past five years, Mr. Lau has been engaged in investment banking activities.  He served as Chief Executive Officer of Clayton, Dunning Group Inc. since its founding in 1997 through the present, and the Financial and Operations Principal of its Broker Dealer subsidiary, as well as President of its affiliate, Clayton Global Partners LLC, a financial advisory firm.  Mr. Lau has also been engaged as a securities expert in securities arbitration and litigation and is a member of the NASD Board of Arbitrators.  He holds a B.A. from Yale University and has graduate training in Economics.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
16.0	Letter from Chisholm, Bierwolf & Nilson, LLC with respect to the disclosures contained in this Current Report, dated November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2007.

PLANETLINK COMMUNICATIONS, INC.

By	/s/ Robert Lott
Robert Lott, Chief Executive Officer

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